                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-44173


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 29, 1998)

                                    [LOGO]

                                 $300,000,000

                          MERRILL LYNCH & CO., INC.

                   FLOATING RATE NOTES DUE FEBRUARY 4, 2003

                               ----------------

  Interest on the Floating Rate Notes due February 4, 2003 (the "Notes") will be payable in arrears quarterly on February 4, May 4, August 4 and November 4 of each year or, if such day is not a Business Day (as defined herein), on the next succeeding Business Day (each an "Interest Payment Date"), commencing May 4, 1998, and at maturity. The Notes are not subject to redemption by Merrill Lynch & Co., Inc. (the "Company") prior to maturity. The quarterly rate of interest for each Interest Period (as defined herein) will be LIBOR (as defined herein) on the Interest Determination Date (as defined herein) plus 0.2%.

  Ownership of the Notes will be maintained in book-entry form by or through the Depositary (as hereinafter defined). Interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein. Settlement for the Notes will be made in immediately available funds. The Notes will trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity for the Notes will therefore settle in immediately available funds. All payments of principal and interest on the Notes will be made by the Company in immediately available funds so long as the Notes are maintained in book-entry form. Beneficial interests in the Notes may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples thereof.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT  OR
     THE PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A  CRIMINAL
      OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PRICE TO   UNDERWRITING    PROCEEDS TO
                                      PUBLIC(1)     DISCOUNT   THE COMPANY(1)(2)
--------------------------------------------------------------------------------
Per Note...........................    99.869%        .4%           99.469%
--------------------------------------------------------------------------------
Total..............................  $299,607,000  $1,200,000    $298,407,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from February 4, 1998.
(2) Before deduction of expenses payable by the Company.

                               ----------------

  The Notes are offered by the Underwriter, subject to prior sale, when, as and if issued by the Company and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to reject orders in whole or in part. It is expected that delivery of the Notes will be made through the book-entry facilities of the Depositary on or about February 4, 1998.

                               ----------------

                              MERRILL LYNCH & CO.

                               ----------------

          The date of this Prospectus Supplement is January 29, 1998.

  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, PURCHASING NOTES TO COVER SYNDICATE SHORT POSITIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

  The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus Supplement or Prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                                                    NINE MONTHS
                                           YEAR ENDED LAST FRIDAY      ENDED
                                                IN DECEMBER        SEPTEMBER 26,
                                          1992 1993 1994 1995 1996     1997
                                          ---- ---- ---- ---- ---- -------------
Ratio of earnings to fixed charges....... 1.3  1.4  1.2  1.2  1.2       1.2

  For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                              RECENT DEVELOPMENTS

  As of January 26, 1998, the Company, through ML Invest plc, an indirect, wholly owned subsidiary, has acquired through a tender offer (the "Offer") substantially all of the outstanding share capital of Mercury Asset Management Group plc ("MAM") at a price of (Pounds)17 per share, with an aggregate offer value for all of the outstanding shares of approximately (Pounds)3.1 billion (approximately $5.3 billion). ML Invest plc has commenced the statutory procedure to compulsorily acquire all MAM shares not tendered into the Offer, which is expected to result in 100% ownership of MAM by the first week of March, 1998.

                              DESCRIPTION OF NOTES

GENERAL

  The Notes are to be issued as a series of Senior Debt Securities under the 1983 Indenture, which is more fully described in the accompanying Prospectus. The Notes will mature on February 4, 2003.

  The Notes are not subject to redemption by the Company prior to maturity.

  The Notes will be issued in denominations of $1,000 and integral multiples thereof.

INTEREST

  The Notes will bear interest from February 4, 1998 until their maturity, payable in arrears on February 4, May 4, August 4 and November 4 of each year, (each, an "Interest Payment Date"), commencing May 4, 1998. If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period relating to such Interest Payment Date to and including the last day of such Interest Period. "Interest Period" shall mean the period beginning on and including February 4, 1998 and ending on and including the day preceding the first Interest Payment Date, and thereafter, each successive period beginning on and including each Interest Payment Date and ending on and including the day preceding the next succeeding Interest Payment Date. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York and such day is also a London Business Day. "London Business Day" means any day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London, England.

  The per annum rate of interest with respect to the Notes will be reset on each Interest Reset Date and will be LIBOR, as defined below, plus 0.2%. Each Interest Payment Date will be an Interest Reset Date.

The interest rate applicable to each Interest Period will be the rate determined on the Interest Determination Date on which such Interest Period commences. The interest rate in effect during the first Interest Period will equal a rate of interest determined as if the original issue date, February 4, 1998, were an Interest Reset Date. The "Interest Determination Date" applicable to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

  With respect to each Interest Reset Date, LIBOR will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") for an Interest Determination Date and will be the rate for deposits in United States dollars having a maturity of three months commencing on the second London Business Day immediately following that Interest Determination Date that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date.

  If fewer than two offered rates appear, or no rate appears, as applicable, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction United States dollars in such market at such time; "provided, however," that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

  "Telerate Page 3750" means page 3750 on the Dow Jones Telerate Service (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollars) for the purpose of displaying the London interbank rates of major banks for United States dollars.

  Interest on the Notes will be computed and paid on the basis of the actual number of days for which interest accrues in each Interest Period divided by the actual number of days in the relevant year.

  All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  The Notes provide that they will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25 per cent per annum on a simple interest basis, subject to certain exceptions. This limit may not apply to Notes in which the equivalent of $2,500,000 or more has been invested. The Company has covenanted for the benefit of the holders of Notes, to the extent permitted applicable by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against holders of the Notes.

DEPOSITARY

  Upon issuance, all Notes will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company or any successor thereto ("DTC" or "Depositary"), as Depositary, and registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  So long as DTC, or its nominee, is a registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the 1983 Indenture. Except as provided below, the actual owner of the Notes represented by a Global Note (the "Beneficial Owner") will not be entitled to have the Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form, except as described below, and will not be considered the owners or Holders thereof under the 1983 Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the 1983 Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Notes.

  The following is based on information furnished by DTC:

  DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Notes will be issued for the Notes in the aggregate principal amount of such issue, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Notes under the DTC's system must be made by or through Direct Participants, which will receive a credit for the Notes on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except as provided above.

  To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest, if any, payments on the Notes will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Note certificates are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Note certificates will be printed and delivered.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Notes will be made by the Underwriters in immediately available funds. All payments of principal and interest on the Notes will be made by the Company in immediately available funds so long as the Notes are maintained in book-entry form.

                                  UNDERWRITING

  Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement and a Terms Agreement, to purchase from the Company $300,000,000 aggregate principal amount of Notes.

  The Underwriter has advised the Company that it proposes initially to offer the Notes directly to the public at the offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.3% of the principal amount of the Notes. The Underwriter may allow and such dealers may reallow a discount not in excess of 0.25% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The underwriting of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

  The Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

  If the Underwriter creates a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

  The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Notes in the open market to reduce the Underwriter's short position or to stabilize the price of the Notes, it may reclaim the amount of the selling concession from the selling group members who sold those Notes as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter may use this Prospectus Supplement and the accompanying Prospectus for offers and sales related to market-making transactions in the Notes. The Underwriter may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                               VALIDITY OF NOTES

  The validity of the Notes will be passed upon for the Company and for the Underwriter by Brown & Wood LLP, New York, New York.

PROSPECTUS

                                      LOGO
                           MERRILL LYNCH & CO., INC.
                 DEBT SECURITIES, WARRANTS, PREFERRED STOCK,
                      DEPOSITARY SHARES AND COMMON STOCK

                                  ----------

  Merrill Lynch & Co., Inc. (the "Company") intends to sell from time to time senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), both of which may be convertible into common stock, par value $1.33 1/3 per share, of the Company ("Common Stock"), preferred stock, par value $1.00 per share, of the Company ("Preferred Stock") or Depositary Shares representing Preferred Stock ("Depositary Shares"); warrants to purchase Debt Securities ("Debt Warrants"); warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities (including, but not limited to, the price or yield of such securities), any statistical measure of economic or financial performance (including, but not limited to, any consumer price, currency or mortgage index) or the price or value of any commodity or any other item or index or a combination thereof ("Index Warrants"); warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") specified foreign currencies or units of two or more such currencies; shares of Preferred Stock which may be convertible into Preferred Stock or Common Stock or exchangeable for Debt Securities; shares of Preferred Stock, which may be represented by Depositary Shares; warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); shares of Common Stock; and warrants to purchase shares of Common Stock ("Common Stock Warrants"), in each case as shall be designated by the Company at the time of offering. The Debt Warrants, Index Warrants, Currency Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively hereinafter called the "Warrants", and the Debt Securities, the Warrants, the Preferred Stock, the Depositary Shares and the Common Stock are collectively called the "Securities". The Securities may be offered independently or together with other Securities and may be attached to, or separate from such other Securities. The Securities will be offered to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement.

  The Debt Securities (except for Debt Securities that are convertible into Common Stock or Preferred Stock), Debt Warrants, Index Warrants and Currency Warrants offered pursuant to this Prospectus may be offered separately or together in one or more series of up to $12,108,211,053 aggregate public offering price or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, subject to reduction on account of the sale of other securities under the Registration Statement of which this Prospectus is a part. The Common Stock, Preferred Stock, Depositary Shares, Common Stock Warrants, Preferred Stock Warrants and the Debt Securities that are convertible into Common Stock or Preferred Stock offered pursuant to this Prospectus may be offered separately or together in one or more series of up to $8,000,000,000 aggregate public offering price or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, subject to reduction on account of the sale of other securities under the Registration Statement of which this Prospectus is a part.

  The Debt Securities will be unsecured and, except in the case of Subordinated Debt Securities, will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated to all existing and future Senior Indebtedness of the Company.

  Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provisions, if any, for redemption, exchangeability or conversion, sinking fund requirements, if any, exercise provisions, ranking, detachability, currencies of denomination or currencies otherwise applicable thereto, the option of the Company to satisfy its obligations upon maturity, any redemption or required repurchase or in connection with any exchange provisions by delivering securities (whether or not issued by, or the obligations of, the Company) or a combination of cash, other securities and/or property, the right of the Company to defer payment of interest and the maximum length of any such deferral period, put options, if any, number of shares, liquidation preference per share, dividend or distribution rate (or method of calculation thereof), if any, and timing of payments thereof, dates from which dividends or distributions shall accrue, any voting rights, whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock which each such Depositary Share will represent, any rights, preferences, limitations or restrictions relating to the Preferred Stock of a specific series, the applicable type and amount of Securities covered by any Warrants, and any other variable terms and method of distribution. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific terms with regard to the Securities in respect of which this Prospectus is being delivered. The Company may elect to deliver to purchasers of Securities an abbreviated term sheet setting forth a description of the Securities being offered, or a summary thereof (a "Terms Sheet"), instead of a Prospectus Supplement. This Prospectus may be delivered prior to or concurrently with a Terms Sheet.
                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

  The Securities may be sold through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as agent or may be offered and reoffered through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or directly to purchasers by the Company. The Securities may not be sold without delivery of a Prospectus Supplement describing such issue of Securities, the method and terms of offering thereof or of a Terms Sheet, the names of any agents or underwriters and any applicable commissions or discounts. The Company may also issue contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares and/or Warrants in amounts and on terms set forth in a Prospectus Supplement.

                                  ----------

               The date of this Prospectus is January 29, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 27, 1996, Quarterly Reports on Form 10-Q for the periods ended March 28, 1997, June 27, 1997 and September 26, 1997, and Current Reports on Form 8-K dated January 13, 1997, January 27, 1997, February 25, 1997, March 14, 1997, April 15, 1997, May 2, 1997, May 30, 1997, June 3, 1997, July 16, 1997, July 30,
1997, August 1, 1997, September 24, 1997, September 29, 1997, October 15, 1997, October 29, 1997, November 20, 1997, November 26, 1997, December 2, 1997, December 16, 1997, December 23, 1997 and January 20, 1998 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO LAWRENCE M. EGAN, JR., CORPORATE SECRETARY'S OFFICE, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

                           MERRILL LYNCH & CO., INC.

  Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing currency exchange facilities and other related services.

  The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, unless otherwise specified in the Prospectus Supplement relating to such Securities. Such general corporate purposes may include the funding of investments in, or extensions of credit to, its subsidiaries, the funding of assets of the Company and its subsidiaries, the lengthening of the average maturity of the Company's borrowings, and the financing of acquisitions. Pending such applications, the net proceeds will be applied to the reduction of short-term indebtedness or temporarily invested. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company, through acquisitions or otherwise, or to lengthen the average maturity of its borrowings. To the extent that Securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to the Company and its subsidiaries would be reduced.

                        DESCRIPTION OF DEBT SECURITIES

  Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities are to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee or issued under an indenture (the "1993 Indenture"), dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (each, a "Senior Debt Trustee"). The 1983 Indenture and the 1993 Indenture are referred to herein as the "Senior Indentures". Unless otherwise specified in a Prospectus Supplement, the Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to Senior Debt Securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to Subordinated Debt Securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of Debt Securities, and the trustee with respect thereto, will be identified in the applicable Prospectus Supplement. The Senior Indentures, the Subordinated Indenture and any Subsequent Indentures (whether senior or subordinated) are referred to herein as the "Indentures"; and the Senior Debt Trustees, the Subordinated Debt Trustee and any Subsequent Trustees are referred to herein as the "Trustees". A copy of each Indenture is filed (or, in the case of a Subsequent Indenture, will be filed) as an exhibit to the registration statements relating to the Securities (collectively, the "Registration Statement"). The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

GENERAL

  Each Indenture provides that Debt Securities (Senior Debt Securities in the case of the Senior Indentures or a Subsequent Indenture for Senior Debt Securities, and Subordinated Debt Securities in the case of the Subordinated Indenture or a Subsequent Indenture for Subordinated Debt Securities) may be issued thereunder, without limitation as to aggregate principal amount, in one or more series, by the Company from time to time upon satisfaction of certain conditions precedent, including the delivery by the Company to the applicable Trustee of a resolution of the Board of Directors, or the Executive Committee thereof, of the Company which fixes or provides for the establishment of terms of such Debt Securities, including: (1) the aggregate principal amount of such Debt Securities and whether there is any limit upon the aggregate principal amount of such Debt Securities that may be subsequently issued; (2) the date on which such Debt Securities will mature; (3) the principal amount payable with respect to such Debt Securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method; (4) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any; (5) the dates on which such interest, if any, will be payable; (6) the provisions for redemption of such Debt Securities, if any, the redemption price and any remarketing arrangements relating thereto; (7) the sinking fund requirements, if any, with respect to such Debt Securities;
(8) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies; (9) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities in either form; (10) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (11) whether such Debt Securities are to be issued in global form;
(12) the title of the Debt Securities and the series of which such Debt Securities shall be a part; (13) the denominations of such Debt

Securities; (14) whether, and the terms and conditions relating to when, the Company may satisfy certain of its obligations with respect to such Debt Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the Holders thereof securities (whether or not issued by, or the obligation of, the Company) or a combination of cash, other securities and/or property; (15) any additions or deletions in the terms of the Debt Securities with respect to the Events of Default set forth in the respective Indentures; (16) the terms, if any, upon which the Debt Securities may be convertible into Common Stock or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or in lieu of those described herein; (17) whether, and the terms and conditions relating to when, the Debt Securities may be transferred separately from Warrants when such Debt Securities and Warrants are issued together; and (18) any other terms of the Debt Securities (which shall not be inconsistent with the provisions of the respective Indentures). Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities. The Company may elect to deliver to purchasers of Securities a Terms Sheet instead of a Prospectus Supplement. This Prospectus may be delivered prior to or concurrently with a Terms Sheet. Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Debt Warrants". Nothing in the Indentures or in the terms of the Debt Securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the Subordinated Debt Securities.

  Prospective purchasers of Debt Securities should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Debt Securities. The Prospectus Supplement relating to any issue of Debt Securities will describe such considerations.

  The Debt Securities will be issued, to the extent provided in the Prospectus Supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the Prospectus Supplement. No service charge will be made for any registration of transfer of registered Debt Securities or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Each Indenture provides that Debt Securities issued thereunder may be issued in global form. If any series of Debt Securities is issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium, Additional Amounts and interest on, a global Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

  The provisions of the Indentures described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  The Senior Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined below) of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

  Principal and any interest, premium and Additional Amounts will be payable in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus

Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued under the Indentures. If so specified in a Prospectus Supplement, the Company may issue Subordinated Debt Securities under a separate indenture which provides for a single issue of zero coupon convertible Subordinated Debt Securities, a form of which is filed as an exhibit to the Registration Statement. In the event the Company issues Debt Securities under such indenture, the applicable Prospectus Supplement will set forth the terms of such Debt Securities and the indenture relating thereto and will identify such indenture and the trustee with respect thereto.

MERGER AND CONSOLIDATION

  The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of, and any premium, Additional Amounts or interest on, the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indentures.

MODIFICATION AND WAIVER

  Modification and amendment of each Indenture may be effected by the Company and the applicable Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued pursuant to such Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price;
(b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the applicable Indenture and waive compliance by the Company with certain provisions of such Indenture.

EVENTS OF DEFAULT

  Under each Indenture, the following will be Events of Default with respect to Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of that series. The applicable Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

  The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on such Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the applicable Indenture. Subject to the provisions of each Indenture relating to the duties of the appropriate Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the applicable Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company will be required to furnish to each Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Indenture.

SPECIAL TERMS RELATING TO THE SENIOR DEBT SECURITIES

 LIMITATIONS UPON LIENS

  The Senior Indentures provide that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

 LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

  The Senior Indentures provide that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indentures provide that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

  Upon any distribution of assets of the Company resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Company to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts, if any, or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Company may recover more, ratably, than Holders of Subordinated Debt Securities.

  Unless otherwise specified in the Prospectus Supplement relating to the Subordinated Debt Securities offered thereby, Senior Indebtedness shall mean any payment in respect of indebtedness of the Company for money borrowed, except for any such indebtedness that is by its terms subordinated to or pari passu with securities issued pursuant to the Subordinated Indenture. As of September 26, 1997, a total of approximately $77.4 billion of the Company's indebtedness would have been Senior Indebtedness as so defined.

SPECIAL TERMS RELATING TO CONVERTIBLE DEBT SECURITIES

  The following provisions will apply to Debt Securities that will be convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities") unless otherwise provided in the Prospectus Supplement relating to Debt Securities being offered thereby.

  The Holder of any Convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable Prospectus Supplement, unless previously redeemed by the Company, to convert such Convertible Debt Securities into shares of Common Stock or Preferred Stock, as specified in the Prospectus Supplement, at the conversion rate per principal amount of Convertible Debt Securities set forth in the Prospectus Supplement. In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable Prospectus Supplement, except that, in the case of redemption at the option of the Holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

  In certain events, the conversion price or rate will be subject to adjustment as contemplated in the applicable Indenture. Unless otherwise provided in the applicable Prospectus Supplement, such events will include the issuance of shares of Common Stock of the Company as a dividend; subdivisions and combinations of Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling such holders (for a specified period) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock; and the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or assets (excluding cash dividends paid from retained earnings and dividends payable in Common Stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above). In any of such cases, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. If indicated in the applicable Prospectus Supplement, Convertible Debt Securities convertible into Common Stock surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except such

Convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is entitled to receive.

  The adjustment provisions for Convertible Debt Securities will be determined at the time of issuance of such Convertible Debt Securities and will be set forth in the applicable Prospectus Supplement related thereto.

  Except as set forth in the applicable Prospectus Supplement, any Convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase such Convertible Debt Securities and convert them into Common Stock or Preferred Stock, as the case may be.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue Debt Warrants for the purchase of Debt Securities. Debt Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Debt Warrants are to be issued under debt warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as debt warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount, price at which such principal amount may be purchased upon exercise and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the number of such Debt Warrants issued with each such Debt Security, and the Indenture under which the Debt Securities will be issued;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (5) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
(6) the circumstances, if any, which will cause the Debt Warrants to be deemed to be automatically exercised; (7) any material risk factors relating to such Debt Warrants; (8) the identity of the Debt Warrant Agent; and (9) any other terms of such Debt Warrants (which shall not be inconsistent with the provisions of the Debt Warrant Agreement).

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of

Debt Warrants will not have any of the rights of Holders of the Debt Securities that may be purchased upon such exercise and will not be entitled to payments of principal of, and any premium, Additional Amounts, if any, or interest on, the Debt Securities purchasable upon such exercise.

  Prospective purchasers of Debt Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the Debt Securities purchasable upon exercise thereof. The Prospectus Supplement relating to any issue of Debt Warrants will describe such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Debt Warrants will be issued in the form of global Debt Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Debt Warrants represented by definitive certificates. A beneficial owner's interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchased upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

LISTING

  An issue of Debt Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

                       DESCRIPTION OF CURRENCY WARRANTS

  The Company may issue Currency Warrants either in the form of Currency Put Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars. Currency Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Currency Warrants are to be issued under a currency put warrant agreement or a currency call warrant agreement, as applicable (each a "Currency Warrant Agreement"), to be entered into between the Company and a bank or trust company, as currency warrant agent (the "Currency Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Currency Warrants being offered thereby. Copies of the forms of Currency Put Warrant Agreement and Currency Call Warrant Agreement, including the forms of warrant certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Currency Warrant Agreements and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the cash settlement value of each Currency Warrant;
(3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances, if any, which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; (6) the date on which the right to exercise such Currency Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), provided that the commencement date and the Expiration Date may be the same date; (7) any material risk factors relating to such Currency Warrants; (8) the identity of the Currency Warrant Agent; and (9) any other terms of such Currency Warrants (which shall not be inconsistent with the provisions of the applicable Currency Warrant Agreement).

  Prospective purchasers of Currency Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The Prospectus Supplement relating to any issue of Currency Warrants will describe such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Currency Warrants represented by definitive certificates. A beneficial owner's interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

  Each Currency Warrant will entitle the Holder to the cash settlement value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If a Currency Warrant has more than one exercise date and is not exercised prior to the time specified in the applicable Prospectus Supplement, on the fifth New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised.

LISTING

  Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange.

                         DESCRIPTION OF INDEX WARRANTS

  The Company may issue from time to time Index Warrants consisting of put warrants (the "Index Put Warrants") or call warrants (the "Index Call Warrants"). The Index Warrants will entitle the holders to receive from the Company a payment or delivery, subject to applicable law, determined by reference to decreases (in the case of Index Put Warrants) or to increases (in the case of Index Call Warrants) in the level or value of an index, an equity or debt security, or a portfolio or basket of indices or securities (including, but not limited to, the price or yield of such securities), any statistical measure of economic or financial performance (including, but not limited to, any consumer price, currency or mortgage index) or the price or value of any commodity or any other item or index or any combination thereof (the "Index"). Unless otherwise specified in the accompanying Prospectus Supplement, payments, if any, upon exercise (or deemed exercise) of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale. Index Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities.

GENERAL

  The applicable Prospectus Supplement will describe the Index Warrants offered thereby, the Index Warrant Agreement or Index Warrant Trust Indenture (each as defined below), as the case may be, relating to such Index Warrants and the warrant certificates representing the Index Warrants (the "Index Warrant Certificates"), including the following: (1) whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;
(2) the aggregate number and initial public offering price or purchase price;
(3) the Index for such Index Warrants; (4) whether the Index Warrants will be deemed exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise such Index Warrants commences and the date on which such right expires; (5) the manner in which such Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Index Warrants;
(6) the minimum number, if any, of such Index Warrants exercisable at any one time; (7) the maximum number, if any, of such Index Warrants that may, subject to the Company's election, be exercised by all Index Warrantholders (or by any person or entity) on any day; (8) any provisions permitting an Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable Index after the exercise date, any provisions permitting the Company to suspend exercise of such Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of such Index Warrants; (9) any provisions for the automatic exercise of such Index Warrants other than at expiration; (10) any provisions permitting the Company to cancel such Index Warrants upon the occurrence of certain events; (11) any additional circumstances which would constitute an Event of Default with respect to such Index Warrants; (12) the method of determining (a) the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of such Index Warrants (the "Settlement Value"), (b) the minimum payment or delivery, if any, to be made upon expiration of such Index Warrants (the "Minimum Expiration Value"), (c) the payment or delivery to be made upon the exercise of any right which the Company may have to cancel such Index Warrants and (d) the value of the Index; (13) in the case of Index Warrants relating to an Index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars (or such other currency or composite currency in which the Index Warrants are payable); (14) the method of providing for a substitute index or otherwise determining the payment or delivery, if any, to be made in connection with the exercise of such Index Warrants if the Index changes or ceases to be made available by its publisher; (15) the time or times at which payment or delivery, if any, will be made in respect of such Index Warrants following exercise or deemed exercise; (16) any provisions for issuing such Index Warrants in other than book-entry form; (17) if such Index Warrants are not issued in book-entry form, the place or places at which payment or delivery on cancellation, if any, and the Minimum Expiration Value, if any, of such Index Warrants is to be made by the Company; (18) the circumstances, if any, which will cause the Index Warrants to be deemed to be automatically exercised; (19) any material risk factors relating to such Index Warrants;
(20) the identity of the Index Warrant Agent; and (21) any other terms of the Index Warrants (which shall not be inconsistent with the provisions of the Index Warrant Agreement).

  Prospective purchasers of Index Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to any issue of Index Warrants will describe such considerations.

  Except as otherwise provided in the applicable Prospectus Supplement, each issue of Index Warrants will contain the terms set forth below.

  The Index Warrants which are issued without a Minimum Expiration Value will be issued under one or more index warrant agreements (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any Index Warrantholders. A single bank or trust company may act as Index Warrant Agent for more than one issue of Index Warrants.

  The Index Warrants which are issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures (each an "Index Warrant Trust Indenture") to be entered into between the Company and a corporation (or other person permitted to so act by the Trust Indenture Act of 1939, as amended from time to time (the "Trust Indenture Act")), to act as trustee (the "Index Warrant Trustee"), all as described in the Prospectus Supplement relative to such Index Warrants. Any Index Warrant Trust Indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as Index Warrant Trustee for more than one issue of Index Warrants.

  Forms of Index Warrant Agreement and Index Warrant Trust Indenture and the respective global index warrant certificates related thereto are filed as exhibits to the Registration Statement. The summaries herein of certain provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates, respectively.

  The Company will have the right to "reopen" a previous issue of Index Warrants and to issue additional Index Warrants of such issue without the consent of any Index Warrantholder.

  The Index Warrants involve a high degree of risk, including the risk that the Index Warrants will expire worthless except for the Minimum Expiration Value, if any, of such Index Warrants. Investors should therefore be prepared to sustain a total loss of the purchase price of the Index Warrants (except for the Minimum Expiration Value, if applicable). Investors who consider purchasing Index Warrants should be experienced with respect to options and option transactions and reach an investment decision only after carefully considering the suitability of the Index Warrants in light of their particular circumstances and the information set forth below as well as additional information contained in the Prospectus Supplement relating to such Index Warrants.

  Unless otherwise provided in the Prospectus Supplement, each Index Warrant will entitle the Holder thereof to receive from the Company upon exercise the Settlement Value of such Index Warrant. Certain Index Warrants issued pursuant to an Index Warrant Trust Indenture will, if specified in the Prospectus Supplement, entitle the Index Warrantholder to receive from the Company, under certain circumstances specified in the Prospectus Supplement, a payment or delivery equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of such Index Warrants. In addition, certain Index Warrants will, if specified in the Prospectus Supplement, entitle Index Warrantholders to receive from the Company a certain payment or delivery upon cancellation of the Index Warrants by the Company, upon the occurrence of specified events. In addition, if so specified in the Prospectus Supplement, following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of the Company, be determined on a different basis, including in connection with automatic exercise at expiration.

  Unless otherwise specified in the related Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or such earlier date that may be specified. Upon such automatic exercise, Index Warrantholders will be entitled to receive a payment or delivery equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of such Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of such Index Warrants, will be specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement, the Index Warrants may be canceled by the Company, or the exercise or valuation of, or payment or delivery for, such Index Warrants may be delayed or postponed upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be set forth in the related Prospectus Supplement. Upon cancellation, the related Index Warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in such Prospectus Supplement. The payment or delivery on cancellation may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula.

  If the Company defaults with respect to any of its obligations under Index Warrants which are issued with a Minimum Expiration Value pursuant to an Index Warrant Trust Indenture, such default may be waived by the Index Warrantholders of a majority in interest of all outstanding Index Warrants, except a default in the payment or delivery of the Settlement Value, Minimum Expiration Value or cancellation payment or delivery (if applicable) on such Index Warrants or in respect of a covenant or provision of the applicable Index Warrant Trust Indenture which cannot be modified or amended without the consent of the Index Warrantholder of each outstanding Index Warrant affected.

  The Index Warrants are unsecured contractual obligations of the Company and will rank pari passu with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, Index

Warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of such brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner's brokerage firm.

LISTING

  An issue of Index Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

MODIFICATION

  Any Index Warrant Agreement or Index Warrant Trust Indenture and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent or Index Warrant Trustee, as the case may be (which amendment shall take the form of a supplemental index warrant agreement or supplemental index warrant trust indenture (collectively referred to as "Supplemental Agreements")), without the consent of the holders of any Index Warrants, for the purpose of (i) curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or of making any other provisions with respect to matters or questions arising under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, which shall not be inconsistent with the provisions thereof or of the Index Warrants, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Index Warrant Agreement or the Index Warrant Trust Indenture, as the case may be, and the Index Warrants, (iii) appointing a successor depository, (iv) evidencing and providing for the acceptance of appointment by a successor Index Warrant Agent or Index Warrant Trustee with respect to the Index Warrants, as the case may be, (v) adding to the covenants of the Company, for the benefit of the Index Warrantholders or surrendering any right or power conferred upon the Company under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, (vi) issuing Index Warrants in definitive form, or (vii) amending the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, in any manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Index Warrantholders.

  The Company and the Index Warrant Agent may also amend any Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, and the terms of the related Index Warrants (which amendment shall take the form of a Supplemental Agreement) with the consent of the Index Warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, or of modifying in any manner the rights of the Index Warrantholders; provided that no such amendment that (i) changes the determination of the Settlement Value or the payment or delivery to be made on cancellation, if any, or Minimum Expiration Value, if any, of the Index Warrants (or any aspects of such determination) so as to reduce the payment or delivery to be made upon exercise or deemed exercise, (ii) shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Index Warrantholders or (iii) reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the Index Warrant Agreement, the Index Warrant Trust Indenture or the terms of the related Index Warrants, may be made without the consent of each Index Warrantholder affected thereby.

EVENTS OF DEFAULT

  Certain events in bankruptcy, insolvency or reorganization of the Company will constitute an Event of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an Index

Warrant Trust Indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for such unexercised Index Warrants, which will immediately become due to the Index Warrantholders upon such election in an amount equal to the market value of such Index Warrants (assuming the Company's ability to satisfy its obligations under such Index Warrants as they would become due) as of the date the Company is notified of the intended liquidation, as determined by a nationally recognized securities broker-dealer unaffiliated with the Company and mutually selected by the Company and the Index Warrant Trustee.

MERGER, CONSOLIDATION, SALE, LEASE OR OTHER DISPOSITIONS

  The Company may consolidate or merge with or into any other corporation and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a State thereof and shall assume the Company's obligations in respect of the payment or delivery of the Settlement Value (or any Minimum Expiration Value or cancellation payment or delivery, if applicable) with respect to all the unexercised Index Warrants and the performance and observance of all of the covenants and conditions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately be in default under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be.

ENFORCEABILITY OF RIGHTS BY INDEX WARRANTHOLDERS

  Any Index Warrantholder may, without the consent of the related Index Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

                        DESCRIPTION OF PREFERRED STOCK

  The following description sets forth certain general terms of Preferred Stock which may be issued by the Company. The terms of any series of the Preferred Stock will be described in the Prospectus Supplement relating to the Preferred Stock being offered thereby. The description set forth below and in any Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is filed as an exhibit to the Registration Statement, and the Certificate of Designations (the "Certificate of Designations") relating to each particular series of the Preferred Stock, which was or will be filed with the Commission at or prior to the time of sale of such Preferred Stock.

GENERAL

  Pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 25,000,000 shares of undesignated preferred stock, par value $1.00 per share. The Board of Directors of the Company has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of September 26, 1997, the Company had 19,957,500 shares available for issuance as Preferred Stock.

  The Company has authorized the issuance of shares of Series A Junior Preferred Stock, par value $1.00 per share (the "Series A Junior Preferred Stock"), of the Company upon exercise of certain preferred share purchase rights associated with each share of Common Stock outstanding. See "Description of Common Stock -- Rights Agreement".

  In addition, as described under "Description of Depositary Shares" the Company, at its option, may elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the Depositary Shares offered thereby) of a share of the particular series of Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of Preferred Stock.

  The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby. The applicable Prospectus Supplement will describe the terms of such Preferred Stock, including, where applicable, the following: (1) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (2) the offering price or prices; (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion or exchange provisions; (6) voting rights, if any; (7) to the extent permitted by applicable law, whether such Preferred Stock will be issued in certificated or book-entry form; (8) whether such Preferred Stock will be listed on a national securities exchange; (9) information with respect to book-entry procedures, if any; and (10) any additional rights, preferences, privileges, limitations and restrictions of such Preferred Stock (which shall not be inconsistent with the provisions of the Certificate of Incorporation or the Certificate of Designations establishing such series of Preferred Stock).

  The Preferred Stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof shall have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will rank on a parity with all other outstanding series of preferred stock issued by the Company as to payment of dividends (except with respect to cumulation thereof) and as to the distribution of assets upon liquidation, dissolution, or winding up of the Company. As of September 26, 1997, there were 42,500 shares of 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock") outstanding. Each series of Preferred Stock will rank prior to the Common Stock, and any other stock of the Company that is expressly made junior to such series of Preferred Stock.

  Unless otherwise specified in the applicable Prospectus Supplement, Citibank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the Preferred Stock.

  Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS AND DISTRIBUTIONS

  Holders of shares of the Preferred Stock will be entitled to receive, as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof) out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the Prospectus Supplement relating to the Preferred Stock offered thereby.

  Dividends on the Preferred Stock may be cumulative ("Cumulative Preferred Stock") or noncumulative ("Noncumulative Preferred Stock") as provided in the applicable Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, dividends on the Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified in the Prospectus Supplement. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the Preferred Stock (unless otherwise provided in the Prospectus Supplement) will be paid on the immediately succeeding business day, without interest. The Prospectus Supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of the Company (or a duly authorized committee thereof) fails to declare a dividend on any series of Noncumulative Preferred Stock for any dividend period, the Company shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period. Dividends on the Preferred Stock will be payable to record holders as they appear on the stock books of the Company on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company (or a duly authorized committee thereof).

  No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of full cumulative dividends (in the case of a series of Cumulative Preferred Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock). When dividends are not paid in full upon such series of Preferred Stock (whether Cumulative Preferred Stock or Noncumulative Preferred Stock), and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other.

  Except as provided in the preceding paragraph, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid for all past dividend periods, in the case of a series of Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of Noncumulative Preferred Stock, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of the Company or another stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of the Company or upon any other stock of the Company ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of the Company nor any other stock of the Company ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired, other than in connection with the distribution or trading thereof, for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation).

  Unless otherwise specified in the applicable Prospectus Supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

  Subsidiaries of the Company have issued $1.325 billion of perpetual Trust Originated Preferred Securities SM. In connection with the issuance of such Trust Originated Preferred Securities SM, the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Preferred Stock.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will have preference and priority over the Common Stock of the Company and any other class of stock of the Company ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of the Company or proceeds thereof, whether from capital or surplus, of the amount per share set forth in the Prospectus Supplement plus all dividends (whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth in the Prospectus Supplement relating to the series of Preferred Stock offered thereby, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods), and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up on a parity with the Preferred Stock, then such assets and proceeds will be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of the Company with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

REDEMPTION

  If specified in the Prospectus Supplement relating to the series of Preferred Stock offered thereby, the Company may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem such series of Preferred Stock in whole or in part at the redemption prices and on the dates set forth in the applicable Prospectus Supplement.

  If less than all outstanding shares of a series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Company (or a duly authorized committee thereof) to be equitable. From and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of such series of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

VOTING RIGHTS

  Unless otherwise described in the applicable Prospectus Supplement, holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

  Whenever dividends payable on the Preferred Stock shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain a number of months equivalent to six calendar quarters, the holders of outstanding shares of the Preferred Stock (voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue, in the case of any series of Cumulative Preferred Stock, until all past dividends accumulated on shares of Cumulative Preferred Stock shall have been paid in full and, in the case of Noncumulative Preferred Stock, until all dividends on shares of Noncumulative Preferred Stock shall have been paid in full for at least one year. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Preferred Stock) will vote as a class, and, unless otherwise specified in the applicable Prospectus Supplement, each holder of shares of the Preferred Stock will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the Preferred Stock are entitled to vote as described in this paragraph, the Board of Directors of the Company will be increased by two directors, and the holders of the Preferred Stock will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

  Upon termination of the right of the holders of the Preferred Stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. Whenever the term of office of the directors elected by such holders ends and the related special voting rights expire, the number of directors will automatically be decreased to such number as would otherwise prevail.

  So long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Certificate of Incorporation or the Certificate of Designations of the Preferred Stock designating such Preferred Stock and the preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if all outstanding shares of Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

CONVERSION OR EXCHANGE RIGHTS

  The Prospectus Supplement relating to a series of Preferred Stock that is convertible or exchangeable will state the terms on which shares of such series are convertible or exchangeable into Common Stock, another series of Preferred Stock or Debt Securities.

OUTSTANDING PREFERRED STOCK

  At September 26, 1997, there were outstanding 42,500 shares of 9% Preferred Stock represented by 17,000,000 Depositary Shares.

 "General"

  The 9% Preferred Stock has preference over the Common Stock and the Series A Junior Preferred Stock issuable pursuant to the Rights Plan described under "Description of Common Stock" with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Company. Holders of the 9% Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by the Company.

"Dividends"

  Dividends on the 9% Preferred Stock are cumulative and payable quarterly at the rate per annum of 9% of the $10,000 liquidation preference per share.

"Voting Rights"

  Holders of the 9% Preferred Stock have no voting rights except as set forth above under "--Voting Rights".

"Liquidation Rights"

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding shares of 9% Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders a distribution of $10,000 per share, plus accumulated and unpaid dividends, if any.

"Redemption"

  The 9% Preferred Stock is not redeemable prior to December 30, 2004. On and after that date, the 9% Preferred Stock is redeemable at the option of the Company, in whole at any time or from time to time in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $10,000 per share, plus accumulated and unpaid dividends, if any.

                       DESCRIPTION OF DEPOSITARY SHARES

  The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction of a share of Preferred Stock. Shares of Preferred Stock of each class or series represented by Depositary Shares will be deposited under deposit agreements (each a "Deposit Agreement") to be entered into among the Company, a bank or trust company, as depository (the "Depositary"), and the holders from time to time of the Depositary Receipts. Depositary Shares may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. A copy of the form of Deposit Agreement, including the form of certificates representing the Depositary Receipts (the "Depositary Receipt Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Deposit Agreements and the Depositary Receipt Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Deposit Agreement and the Depositary Receipt Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The Depositary Shares are to be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Depositary, the Company will cause the Depositary to issue, on behalf of the Company, the Depositary Receipts. Subject to the terms of the applicable Deposit Agreement, each holder of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights), all as shall be set forth in the Prospectus Supplement relating to the Depositary Receipts offered thereby.

  The Depositary Shares shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe the terms of Depositary Shares offered thereby, the Deposit Agreement relating to such Depositary Shares and the Depositary Receipt Certificates representing such Depositary Shares, including the following: (1) the designation, stated value and liquidation preference of such Depositary Shares and the number of shares offered; (2) the offering price or prices; (3) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion or exchange provisions; (6) any material risk factors relating to such Depositary Shares; (7) the identity of the Depositary; and (8) any other terms of such Depositary Shares (which shall not be inconsistent with the provisions of the Deposit Agreement).

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Depositary Receipts will be issued in the form of global Depositary Receipt Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Depositary Receipts unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Depositary Receipts represented by definitive certificates. A beneficial owner's interest in a Depositary Receipt will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Depositary Receipts held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Depositary Receipt will be effected only through the selling beneficial owner's brokerage firm.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary, after consultation with the Company, determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

  Upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery, at such office to or upon his order, of the number of whole shares of the Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Receipts will be entitled to receive whole shares of the Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Preferred Stock be delivered upon surrender of Depositary Receipts to the Depositary.

REDEMPTION OF DEPOSITARY SHARES

  Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts relating to Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts representing shares of Preferred Stock.

EXCHANGE OF PREFERRED STOCK

  Whenever the Company exchanges all of the shares of a series of Preferred Stock held by the Depositary for Debt Securities, Common Stock or other shares of Preferred Stock, the Depositary will exchange as of the same exchange date the number of Depositary Shares representing all of the shares of the Preferred Stock so exchanged for Debt Securities, Common Stock or other shares of Preferred Stock, provided the Company shall have issued and deposited with the Depositary, Debt Securities, Common Stock or other shares of Preferred Stock, as applicable, for all of the shares of the Preferred Stock to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accumulated on the shares of Preferred Stock to be so exchanged and have not theretofore been paid.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, are not convertible or exchangeable into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the Prospectus Supplement relating to the Depositary Shares offered thereby, the Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct the Company to cause conversion or exchange of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock or Debt Securities of the Company, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversions or exchange. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights, two-thirds) of the Depositary Shares then outstanding.

  The Deposit Agreement may be terminated by the Company at any time upon 60 days prior written notice to the Depositary, in which case the Depositary will deliver to the record holders, upon surrender of the Depositary Receipts, such number of whole or fractional shares of Preferred Stock as is represented by such Depositary Receipts. The Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) all shares of Preferred Stock deposited with the Depositary in accordance with the terms of the Deposit Agreement and all money and other property relating thereto have been withdrawn in accordance with the terms of the Deposit Agreement, or
(iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a Depositary Receipt or any withdrawals of Preferred Stock evidenced thereby until all such taxes and charges with respect to such Depositary Receipts or shares of Preferred Stock are paid by the holders thereof.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Depositary will forward to holders of Depositary Receipts all reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to holders of the underlying Preferred Stock. The Depositary will also, promptly after receipt thereof, transmit to the holders of Depositary Receipts, copies of all notices and reports required by law, the rules of any national securities exchange or the Company's Certificate of Incorporation to be furnished to the record holders of Depositary Receipts.

  Neither the Depositary nor the Company will assume any obligation or be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for negligence, willful misconduct or bad faith. The Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any shares of Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine. Neither the Depositary nor the Company will be liable if it is prevented from or delayed, by law, by provision of the Company's Certificate of Incorporation or any circumstances beyond its control, in performing its obligations under the Deposit Agreement.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

  The Company may issue Preferred Stock Warrants for the purchase of Preferred Stock. Preferred Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Preferred Stock Warrants is to be issued under a warrant agreement (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred stock warrant agent (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. A copy of the form of Preferred Stock Warrant Agreement, including the form of warrant certificates representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificates do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of the Preferred Stock Warrants offered thereby, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (1) the offering price or prices; (2) the designation, aggregate number and terms of the series of Preferred Stock that may be purchased upon exercise of such Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable; (3) the designation and terms of the Securities, if any, with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Security; (4) the date, if any, on and after which such Preferred Stock Warrants and the related Securities will be transferable separately; (5) the number and stated values of the series of Preferred Stock that may be purchased upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment; (6) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire (the "Preferred Stock Warrant Expiration Date"); (7) the circumstances, if any, which will cause the Preferred Stock Warrants to be deemed to be automatically exercised; (8) any material risk factors relating to such Preferred Stock Warrants; (9) the identity of the Preferred Stock Warrant Agent; and (10) any other terms of such Preferred Stock Warrants (which shall not be inconsistent with the provisions of the Preferred Stock Warrant Agreement).

  Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Preferred Stock Warrant, a Holder thereof shall have no rights of a holder of shares of the Preferred Stock that may be purchased upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

  Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The Prospectus Supplement relating to any issue of Preferred Stock Warrants will describe such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Preferred Stock Warrants will be issued in the form of global Preferred Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to the Company or the Company decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF PREFERRED STOCK WARRANTS

  Each Preferred Stock Warrant will entitle the Holder thereof to purchase such number of shares of Preferred Stock at such exercise price as shall be set forth in, or calculable from, the applicable Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Preferred Stock Warrants will become void.

  Preferred Stock Warrants may be exercised as set forth in the Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Preferred Stock purchased upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.

LISTING

  An issue of Preferred Stock Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

MODIFICATIONS

  Any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants may be amended by the Company and the Preferred Stock Warrant Agent, without the consent of the Holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Preferred Stock Warrantholders.

  The Company and the Preferred Stock Warrant Agent also may amend any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by such amendment, provided that no such amendment that shortens the period of time during which the Preferred Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Preferred Stock Warrantholders or reduces the number of outstanding Preferred Stock Warrants the consent of whose Holders is required for amendment of the Preferred Stock Warrant Agreement or the terms of the related Preferred Stock Warrants without the consent of each of the Preferred Stock Warrantholders affected thereby.

ENFORCEABILITY OF RIGHTS BY PREFERRED STOCK WARRANTHOLDERs

  Any Preferred Stock Warrantholder may, without the consent of the related Preferred Stock Warrant Agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

                          DESCRIPTION OF COMMON STOCK

  The following description sets forth the general terms of Common Stock which may be issued by the Company. The description set forth below and in any Prospectus Supplement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Certificate of Incorporation which is filed as an exhibit to the Registration Statement.

GENERAL

  Pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 500,000,000 shares of Common Stock. As of September 26, 1997, there were 332,352,210 shares of Common Stock outstanding. The Common Stock is traded on the New York Stock Exchange under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

  The Common Stock shall have the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the Prospectus Supplement relating to the Common Stock offered thereby. The applicable Prospectus Supplement will describe the terms of such Common Stock including, where applicable, the following: (1) the number of shares to be offered; (2) the offering price or prices; (3) to the extent permitted by applicable law, whether such Common Stock will be issued in certificated or book-entry form;
(4) information with respect to book-entry procedures, if any; and (5) any additional terms of such Common Stock (which shall not be inconsistent with the provisions of the Certificate of Incorporation).

  The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future. As of September 26, 1997, 17,000,000 Depositary Shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock, were outstanding. The Board of Directors of the Company may cause additional shares of Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

  The Company is the principal transfer agent for the Common Stock.

  Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Common Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS

  The Company may pay dividends on the Common Stock out of funds legally available therefor as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof).

  Subsidiaries of the Company have issued $1.325 billion of perpetual Trust Originated Preferred Securities SM. In connection with the issuance of such Trust Originated Preferred Securities SM, the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Common Stock.

LIQUIDATION RIGHTS

  Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of its Common Stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any Preferred Stock may be entitled, all of the remaining assets of the Company.

VOTING RIGHTS

  Except as described under "Description of Preferred Stock -- Outstanding Preferred Stock -- Voting Rights", the holders of the Common Stock currently possess exclusive voting rights in the Company. The Board of Directors of the Company may, however, specify voting power with respect to any Preferred Stock which may be issued in the future. Each holder of Common Stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

  The Board of Directors of the Company is currently comprised of 15 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK

  On December 2, 1997, the Board of Directors of the Company approved and adopted the Amended and Restated Rights Agreement, which amends and restates the plan that had originally been adopted in December 1987 (the "Rights Agreement"). Under the Rights Agreement, preferred purchase rights (the "Rights") were distributed to holders of Common Stock. The Rights will separate from the Common Stock ten days following the earlier of: (a) an announcement of an acquisition by a person or group ("acquiring party") of 15% or more of the outstanding common shares of the Company; or (b) the commencement of a tender or exchange offer for 15% or more of the shares of Common Stock outstanding. The Rights are attached to each outstanding share of Common Stock and will attach to all subsequently issued shares, including Common Stock that may be offered by the Company pursuant to an applicable Prospectus Supplement. The Rights entitle the holder to purchase fractions of a share ("Units") of Series A Junior Preferred Stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

  If, after the Rights have separated, (i) the Company is the surviving corporation in a merger with an acquiring party, (ii) a person becomes the beneficial owner of 15% or more of the Common Stock, (iii) an acquiring party engages in one or more "self-dealing" transactions, or (iv) an event occurs which results in such acquiring party's ownership interest being increased by more than 1%, then each holder of a Right will have the right to purchase, upon exercise, Units of Series A Junior Preferred Stock having a value equal to two times the exercise price of the Right and, in addition, Rights held by or transferred in certain circumstances by, an acquiring party may immediately become void. In the event that, at any time, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, or (ii) any person consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right shall thereafter have the right to purchase, upon exercise, common stock of the acquiring party having a value equal to two times the exercise price of the Right. The Rights expire on December 2, 2007 and are redeemable at the option of a majority of the independent directors of the Company at $.01 per Right at any time until the tenth day following an announcement of the acquisition of 20% or more of the Common Stock.

  The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of the Company.

  The Certificate of Designations of the Series A Junior Preferred Stock (the "Series A Certificate of Designations") provides that the holders of Units of the Series A Junior Preferred Stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations. Such dividend rights shall be cumulative. The Series A Junior Preferred Stock shall rank junior in right of payment of dividends to the 9% Preferred Stock and to all other Preferred Stock issued by the Company, unless the terms of such Preferred Stock provide otherwise. The holders of Units of the Series A Junior Preferred Stock shall have one vote per Unit on all matters submitted to the stockholders of the Company, subject to certain adjustments. If at any time dividends on any Units of the Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during such default period, the holders of all Units, voting separately as a class, shall have the right to elect two directors to the Board of Directors of the Company. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock are in arrears, the Company shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of the Company which ranks junior in right of payment to the Series A Junior Preferred Stock, including the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding Units of the Series A Junior Preferred Stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations prior to the payment of any distribution to the holders of Common Stock. The Units of Series A Junior Preferred Stock are not redeemable. As of the date of this Prospectus, there are no shares of Series A Junior Preferred Stock outstanding.

CERTAIN CHARTER PROVISIONS

  The Certificate of Incorporation provides that the Company may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (except under certain circumstances); sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of the Company and the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Additionally, the Certificate of Incorporation provides that specified business combinations involving the Company and an interested stockholder or an affiliate or associate of such stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"). The vote of 80% of the voting power of the Voting Stock is required for amendment of these provisions. The Certificate of Incorporation also provides that only the Board of Directors of the Company has the authority to call special stockholder meetings.

  The foregoing provisions of the Certificate of Incorporation may have the effect of delaying, deferring or preventing a change in control of the Company.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a warrant agreement (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent (the "Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the Common Stock Warrants offered thereby. A copy of the form of Common Stock Warrant Agreement, including the form of warrant certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates"), reflecting the provisions to be included in the Common Stock Warrant Agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Common Stock Warrant Agreement and Common Stock Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants offered thereby, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates, including the following: (1) the offering price or prices; (2) the aggregate number of shares of Common Stock that may be purchased upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable; (3) the number of Securities, if any, with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such Security; (4) the date on and after which such Common Stock Warrants and the related Securities, if any, will be transferable separately; (5) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment; (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date"); (7) the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised; (8) any material risk factors relating to such Common Stock Warrants; (9) the identity of the Common Stock Warrant Agent; and (10) any other terms of such Common Stock Warrants (which shall not be inconsistent with the provisions of the Common Stock Warrant Agreement).

  Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants to purchase Common Stock, Holders of such Common Stock Warrants will not have any rights of Holders of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or the right to vote such underlying Common Stock.

  Prospective purchasers of Common Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Common Stock Warrants will be issued in the form of global Common Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to the Company or the Company decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF COMMON STOCK WARRANTS

  Each Common Stock Warrant will entitle the Holder thereof to purchase such number of shares of Common Stock at such exercise price as shall be set forth in, or calculable from, the applicable Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Common Stock purchased upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

LISTING

  An issue of Common Stock Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

MODIFICATIONS

  Any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants may be amended by the Company and the Common Stock Warrant Agent, without the consent of the Holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Common Stock Warrantholders.

  The Company and the Common Stock Warrant Agent also may amend any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by such amendment, provided that no such amendment that shortens the period of time during which the Common Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Common Stock Warrantholders or reduces the number of outstanding Common Stock Warrants the consent of whose Holders is required for amendment of the Common Stock Warrant Agreement or the terms of the related Common Stock Warrants may be made without the consent of each of the Common Stock Warrantholders affected thereby.

ENFORCEABILITY OF RIGHTS BY COMMON STOCK WARRANTHOLDERS

  Any Common Stock Warrantholder may, without the consent of the related Common Stock Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities (i) through MLPF&S as agent, (ii) to the public through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or (iii) directly to purchasers. The Prospectus Supplement with respect to the Securities of a particular series describes the terms of the offering of such Securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed. Only the agents or underwriters so named in the Prospectus Supplement are agents or underwriters in connection with the Securities offered thereby. Under certain circumstances, the Company may repurchase Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such Securities by dealers.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Each such contract will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

  The Company has agreed to indemnify the agent and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or contribute to payments the agent or the underwriters may be required to make in respect thereof.

  The distribution of Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1996 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 27, 1996 included in the 1996 Annual Report to Stockholders of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included as an exhibit to the Registration Statement or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data appearing or incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

  With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Ratio of Earnings to Fixed Charges......................................... S-3
Recent Developments........................................................ S-3
Description of Notes....................................................... S-3
Underwriting............................................................... S-7
Validity of Notes.......................................................... S-7

                                  PROSPECTUS
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Merrill Lynch & Co., Inc. .................................................   3
Use of Proceeds............................................................   3
Description of Debt Securities.............................................   4
Description of Debt Warrants...............................................   9
Description of Currency Warrants...........................................  10
Description of Index Warrants..............................................  12
Description of Preferred Stock.............................................  16
Description of Depositary Shares...........................................  21
Description of Preferred Stock Warrants....................................  25
Description of Common Stock................................................  27
Description of Common Stock Warrants.......................................  29
Plan of Distribution.......................................................  31
Experts....................................................................  32

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                                    [LOGO]

                                 $300,000,000

                           MERRILL LYNCH & CO., INC.

                            FLOATING RATE NOTES DUE
                               FEBRUARY 4, 2003

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                              MERRILL LYNCH & CO.


                               JANUARY 29, 1998

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